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                                                                    EXHIBIT 99.3

                              BROKER/DEALER LETTER


         Offer by Medis Technologies Ltd. for all (but not less than 80%) of the outstanding ordinary shares of Medis El Ltd. not beneficially owned by Medis Technologies Ltd. on the basis of 1.37 shares of common stock of Medis Technologies Ltd. for each ordinary share of Medis El Ltd.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______________, 2000 UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE").

MEDIS EL SHARES WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


________________, 2000


To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

         Medis Technologies Ltd., a Delaware corporation ("MTL"), has offered to exchange 1.37 shares of common stock, par value $.01 per share, of MTL (the "MTL Common Stock") for each outstanding ordinary share, par value 0.1 NIS per share (each, a "Medis El Share" and collectively, the "Medis El Shares"), of Medis El Ltd., an Israeli corporation ("Medis El"), upon the terms and subject to the conditions set forth in the Prospectus, dated ___________________, 2000 (the "Prospectus"), and in the related Letter of Transmittal ("Letter of Transmittal;" which together with the Prospectus, constitute the "Offer"), enclosed herewith.

THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, MTL HAVING RECEIVED VALID TENDERS (THAT ARE NOT SUBSEQUENTLY WITHDRAWN) FOR A SUFFICIENT NUMBER OF MEDIS EL SHARES TO EQUAL, WHEN ADDED TO MEDIS EL SHARES ALREADY OWNED BY MTL, AT LEAST 80% OF THE OUTSTANDING MEDIS EL SHARES. SEE ALSO "THE EXCHANGE OFFER--ACCEPTANCE OF MEDIS EL SHARES" IN THE PROSPECTUS.

         For your information and for forwarding to your clients for whom you hold Medis El Shares registered in your name or in the name of your nominees, or who hold Medis El Shares registered in their own names, we are enclosing the following documents:

         a.       Prospectus dated _________________, 2000;

         b. Letter of Transmittal (together with accompanying Substitute Form W-9) to be used by holders of Medis El Shares in accepting the Offer and tendering Medis El Shares;

         c. Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Medis El Shares are not immediately available, if time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis.

         d. A letter which may be sent to your clients for whose accounts you hold Medis El Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer;

         e. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number


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                  on Substitute Form W-9; and

         f.       A return envelope addressed to the Exchange Agent.

         MTL will, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients. MTL will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of Medis El Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ______________, 2000 UNLESS THE OFFER IS EXTENDED.

         In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other required documents, should be sent to the Exchange Agent, and certificates evidencing the tendered Medis El Shares should be delivered or such Medis El Shares should be tendered by book-entry transfer, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

         If holders of Medis El Shares wish to tender Medis El Shares, but it is impracticable for them to forward their certificates or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified under "The Exchange
Offer--Guaranteed Delivery Procedures" in the Prospectus.

         Any inquiries you may have with respect to the Offer should be addressed to MTL or the Exchange Agent at their respective addresses and telephone numbers set forth in the Prospectus.

         Additional copies of the enclosed materials may be obtained from the undersigned, telephone (212) 935-8484, or by calling the Exchange Agent, American Stock Transfer & Trust Company at (800) 937-5449, ext. 6820 (toll free) or from brokers, dealers, commercial banks or trust companies.

                                                Very truly yours,


                                                MEDIS TECHNOLOGIES LTD.


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF MTL, THE EXCHANGE AGENT, OR ANY AFFILIATE OF EITHER OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.


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